Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement, executed as of the 13th day of August, 2015 (this “Agreement”), is made by and between ACORN ENERGY, INC., a Delaware corporation (“Borrower”), GRIDSENSE INC., a Colorado corporation (“GridSense”), OMNIMETRIX, LLC, a Georgia limited liability company (“OmniMetrix”; and collectively with Gridsense, the “Grantors”), and LEAP TIDE CAPITAL PARTNERS III, LLC, a Delaware limited liability company (“Secured Party”).

RECITALS

A.           Pursuant to that certain Loan and Security Agreement dated as of even date herewith (the “Loan Agreement”) by and among the Borrower, the subsidiaries of the Borrower who are party thereto including the Grantors (the “Guarantors”), and the Secured Party, the Secured Party has made a loan to the Borrower in the principal amount of $2,000,000.

B.           To secure the Secured Obligations (as defined below), the Grantors have agreed to grant the Secured Party a security interest in and lien upon the Intellectual Property Collateral (as defined below).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Grant of Security Interest in Intellectual Property. The Grantors hereby unconditionally and irrevocably pledge and grant to the Secured Party a security interest in and to and continuing lien upon, all of their right, title and interest in and to their property and assets set forth below (the “Intellectual Property Collateral”):

(a)          all of such Grantor’s right, title and interest in and to trademarks, trade names, service marks, logos, emblems, prints and labels, all elements of package or trade dress of goods, and all general intangibles of like nature, now existing or hereafter adopted or acquired by such Grantor, together with the goodwill of such Grantor’s business connected with the use thereof and symbolized thereby, and any and all registrations, applications for registration, and recordings thereof, in the United States Patent and Trademark Office or in any similar office or agency of the United States or in any office of the Secretary of State (or equivalent) of any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, whether now owned or hereafter acquired by such Grantor, including, but not limited to, those described in Schedule A annexed hereto and made a part hereof (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with all extensions, renewals and corrections thereof and all licenses thereof or pertaining thereto (but with respect to any such license, only to the extent permitted by the applicable licensing agreement) (all of the foregoing assets encompassed by this subparagraph 1(a) being hereinafter collectively referred to as the “Trademarks”);

(b)          all of such Grantor’s right, title and interest in and to all inventions, and any and all patents and applications for registration therefor, and all registrations and recordings thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, whether now owned or hereafter acquired by such Grantor, including, but not limited to, those described in Schedule A annexed hereto and made a part hereof, together with all re-examinations, reissues, continuations, continuations-in-part, divisions, improvements and extensions thereof and all licenses thereof or pertaining thereto and all licenses of patent rights to such Grantor now in effect or entered into during the term of this Agreement (but with respect to any such license, only to the extent permitted by the applicable licensing agreement) and the rights to make, use and sell, and all other rights with respect to, the inventions disclosed or claimed therein, all inventions, designs, proprietary or technical information, know-how, other data or information, software, databases, all embodiments or fixations thereof and related documentation, and all other trade secret rights not described above (all of the foregoing assets encompassed by this subparagraph 1(b) being hereinafter collectively referred to as the “Patents”);

(c)          all of such Grantor’s right, title and interest in and to copyrights in works of authorship of any kind, and all registrations, applications for registration and recordings thereof in the Office of the United States Register of Copyrights, Library of Congress, or in any similar office or agency of any country or political subdivision thereof throughout the world, whether now owned or hereafter acquired by such Grantor, including, but not limited to, those described in Schedule A annexed  hereto and made a part hereof, together with any and all extensions, renewals, reversionary rights, and corrections thereof and all licenses thereof or pertaining thereto (but with respect to any such license, only to the extent permitted by the applicable licensing agreement) (all of the foregoing assets encompassed by this subparagraph 1(c) hereinafter collectively referred to as the “Copyrights”); and

(d)          the proceeds and products, whether tangible or intangible, of any of the foregoing, including (w) proceeds from any claims by such Grantor against third parties for past, present or future infringement of the Trademarks, Patents or Copyrights and any royalties from licenses to third parties of the Trademarks, Patents or Copyrights, (x) proceeds of insurance covering any or all of the foregoing, (y) royalties or other income derived from the licensing of such Intellectual Property Collateral and (z) any and all money, deposit accounts, or other tangible or intangible property, solely to the extent, in the case of each of the foregoing clauses (w) and (x), resulting from the sale, exchange, collection or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; provided, however, that the Intellectual Property Collateral shall not include such general intangibles: (i) which cannot be subject to a consensual security interest in favor of the Secured Party without the consent of the licensor or other Parties thereto, (ii) as to which any such restriction described in clause (i) is effective and enforceable under applicable law including Section 9-408 of the Uniform Commercial Code as adopted in Delaware (the “Code”), and (iii) to which such consent described in clause (i) has not been obtained by the Parties granting the security interest.

2.           Continuing Security Interest. This Agreement will create a continuing security interest in the Intellectual Property Collateral and will (i) remain in full force and effect until payment or performance in full of the Secured Obligations, (ii) be binding upon each Grantor and its respective successors and assigns and (iii) inure to the benefit of the Secured Party and its successors and assigns.

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3.           Perfection. As of the date of execution of this Agreement, each Grantor shall have furnished the Secured Party with properly executed financing statements in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory to the Secured Party in order that upon the filing of the same the Secured Party shall have a duly perfected security interest in all Intellectual Property Collateral in which a security interest can be perfected by the filing of financing statements with the effect that the liens conferred in favor of Secured Party shall be and remain duly perfected. All financing statements (including all amendments thereto and continuations thereof), certificates, acknowledgments, instruments and other documents furnished in connection with the creation, enforcement, protection, perfection or priority of the Secured Party’s security interest in the Intellectual Property Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”. The delivery of possession of items of or evidencing the Intellectual Property Collateral, causing other persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Intellectual Property Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Secured Party to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of, the Secured Party in the Intellectual Property Collateral is sometimes referred to herein as “Perfection Action”.

4.           Secured Obligations. This Agreement is made and the security interests created hereby are granted to the Secured Party to secure the full and prompt payment or performance of the following (the “Secured Obligations”): (a) the $2,000,000 principal amount of indebtedness owing by the Borrower pursuant to the Loan Agreement and all accrued and unpaid interest on the principal amount due; (b) the Guarantees of the Guarantors under the Loan Agreement, jointly and severally guaranteeing payment of all the Borrower’s obligations under the Loan Agreement; (c) all other Obligations as defined in the Loan Agreement; (d) all reasonable costs incurred by the Secured Party to obtain, preserve, perfect and enforce the liens and security interests created hereby; and (e) any renewals, continuations, modifications or extensions of any of the foregoing. “Secured Obligations” will also include the principal and interest amounts of any Additional Financing (as defined in Section 24 hereof) provided to Borrower or any Grantor by the Secured Party as contemplated by Section 24 hereof.

5.           Authorization and Request. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other relevant U.S. or foreign governmental authority record this Agreement or the Grant of Security

6.           Covenants and Warranties. Each Grantor represents, warrants, covenants and agrees, with respect to itself, as follows:

(a)          The Grantor is now the sole owner of the Intellectual Property Collateral, except as indicated on the attached schedules and except for non-exclusive licenses granted by the Grantor to third parties in the ordinary course of business.

(b)          The Grantor has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Grantor. The performance of this Agreement does not conflict with or result in a breach of any other agreement or contract to which the Grantor is bound which breach would have a material adverse effect (“MAE”) on the Grantor, except as otherwise disclosed in writing to the Secured Party.

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(c)          During the term of this Agreement, the Grantor will not transfer or otherwise encumber any of its Intellectual Property Collateral, except as set forth in this Agreement or agreed to in writing by the Secured Party.

(d)          To its knowledge, each of the Patents, if any, which has been issued in the name of the Grantor is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid, unenforceable or unprotectable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third parties.

(e)          The Grantor shall promptly advise the Secured Party in writing of any adverse change in the composition of its Intellectual Property Collateral or any adverse determination against its Intellectual Property Collateral, as well as any subsequent ownership right of the Grantor in or to any Copyright, Patent or Trademark.

(f)          The Grantor shall, at its own cost and expense, use reasonable commercial efforts to diligently prosecute, file and make (to the extent that it has not already done so) an application to register with all appropriate offices or agencies any of the Intellectual Property Collateral created, acquired or held by the Grantor now or in the future.

(g)          The Grantor shall use reasonable commercial efforts to (i) protect, defend and maintain the validity and enforceability of the Copyrights, Patents and Trademarks, (ii) detect infringements of the Copyrights, Patents and Trademarks and promptly advise the Secured Party in writing of infringements detected and (iii) not allow any Copyright, Patent or Trademark to be abandoned, forfeited or dedicated to the public without the written consent of the Secured Party, which shall not be unreasonably withheld, unless in either case the Grantor determines that reasonable business practices suggest that failing to protect or defend is appropriate or that abandonment is appropriate, as the case may be.

(h)          In the event that the Grantor shall register, seek to register, or apply for or seek issuance of any copyright, patent or trademark with the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency of any foreign country such Grantor shall: (i) promptly after such registration or the filing of such an application, give notice to the Secured Party of such registration or the filing of such application and provide the Secured Party with a copy thereof; (ii) promptly upon the delivery by the Secured Party of a security agreement or such other documents as the Secured Party may reasonably request in order to maintain and perfect the priority of the Secured Party’s security interest in the Copyright, Patent or Trademark registered, execute the same; and (iii) promptly after such execution, record such security documents with the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency of any foreign country. The Grantor shall, upon request, promptly provide to the Secured Party a copy of the Copyright, Patent or Trademark application(s) so filed, together with evidence of the recording of the security documents necessary for the Secured Party to maintain and perfect the priority of its security interest in such Copyright, Patent or Trademark.

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(i)          This Agreement creates and, in the case of after acquired Intellectual Property Collateral, this Agreement will create at the time the Grantor first has rights in such after acquired Intellectual Property Collateral in favor of the Secured Party a valid and perfected priority security interest in the Intellectual Property Collateral securing the payment and performance of the Secured Obligations upon making the filings referred to in clause (j) below.

(j)          Except for the filing of appropriate UCC financing statements, and the filing with the United States Patent and Trademark Office (or similar office or agency of the appropriate foreign countries) with respect to the Patents and Trademarks and the filing with the Register of Copyrights (or similar office or agency of the appropriate foreign countries) with respect to the Copyrights necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any U.S. or foreign governmental authority or regulatory body is required for the grant by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Grantor or for the perfection of or the exercise by the Secured Party, of its rights and remedies hereunder.

(k)          No action or proceeding is pending or, to the Grantor’s knowledge, threatened seeking to limit, cancel or question the validity of any part of the Intellectual Property Collateral.

(l)          The Grantor has granted any release, covenant not to sue, or non-assertion assurance to any third person with respect to any part of the Intellectual Property Collateral.

(m)          The actions contemplated under or in connection with the loan documents will not impair the legal right of the Grantor to use any of the Intellectual Property Collateral.

(n)          The Grantor has no knowledge of the existence of any right under any patent, trademark, license agreement, trade name, trade secret, know-how, confidential research, development and commercial information, or other proprietary information held by any other third parties that would materially interfere with the ability of the Grantor to carry on its business as currently carried on, and the Grantor has no knowledge of any claim to the contrary.

(o)          To the Grantor’s knowledge, none of the Grantor’s subsidiaries or related entities that is not also itself a Grantor has an ownership interest in any patents, patent applications, copyrights, copyright applications, trademark, trade name, trade dress, service marks, trademark or service mark registrations or any applications for trademark or service mark registration or any other intellectual property of a nature that would be Intellectual Property Collateral hereunder if owned by the Grantor.

(p)          No claim has been made in writing, and the Grantor has no knowledge of any claim, that the use by the Grantor of any Intellectual Property Collateral does or may violate the rights of any third parties.

(q)          No financing statement or other instrument similar in effect covering all or any part of the Intellectual Property Collateral purported to be granted by the Grantor hereunder shall be on file in any recording office, including, without limitation, the United States Patent and Trademark Office, except such as may have been filed in favor of the Secured Party.

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(r)          Set forth on Schedules A hereto is a list of all of the Patents, Trademarks and Copyrights owned by the Grantor.

(s)          Each Patent of the Grantor identified on Schedule A hereto is validly subsisting and has not been adjudged unpatentable, invalid or unenforceable, in whole or in part, and to the knowledge of the Grantor is patentable, valid and enforceable, and each of such Patent applications has been filed in conformity with applicable rules and procedures of the United States Patent and Trademark Office in all material respects and the Grantor will use commercially reasonable efforts to ensure that the same will be prosecuted in conformity therewith so as not to become improperly abandoned.

(t)          Each Trademark and Copyright of the Grantor identified on Schedule A hereto is validly subsisting and has not been abandoned or adjudged invalid, unregistrable or unenforceable, in whole or in part, and is, to the Grantor’s knowledge, valid, registerable and enforceable, and each application for registration of any such Trademark or Copyright has been filed in conformity with applicable rules and procedures of the United States Patent and Trademark Office or United States Copyright Office in all material respects and the Grantor will use commercially reasonable efforts to ensure that the same will be prosecuted in conformity therewith.

7.           The Secured Party’s Rights. The Secured Party shall have the right, but not the obligation, to take, at the applicable Grantor’s sole expense, any actions that such Grantor is required under this Agreement to take but which such Grantor fails to take, after fifteen (15) business days’ written notice to such Grantor. Such Grantor shall reimburse and indemnify the Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section.

8.           Inspection Rights. Each Grantor hereby grants to the Secured Party and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to such Grantor, any of such Grantor’s plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Intellectual Property Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to such Grantor and as often as may be reasonably requested.

9.           Further Assurances; Attorney in Fact.

(a)          On a continuing basis, each Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States and foreign countries, as appropriate, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Secured Party’s security interest in the Intellectual Property Collateral, and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all Intellectual Property Collateral.

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(b)          Each Grantor hereby irrevocably appoints the Secured Party as the such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Secured Party or otherwise, from time to time in the Secured Party’s discretion, upon such Grantor’s failure or inability to do so, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(i)          To modify, in its sole discretion, this Agreement without first obtaining such Grantor’s approval of or signature to such modification by amending Schedule A, hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks or Collateral acquired by such Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, or Trademarks in which such Grantor no longer has or claims any right, title or interest; provided, however, that the Secured Party may not exercise the rights granted to it pursuant to this Section 9(b)(i) unless (A) it shall have given such Grantor notice of its intent to exercise such rights (which notification must set forth the manner in which the Secured Party intends to modify Schedule A) and the opportunity to amend such schedules in the manner contemplated by such notice and (B) such Grantor has not so modified such exhibits within at least fifteen (15) business days after it received such notice from the Secured Party;

(ii)         To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of such Grantor where permitted by law and

(iii)        To transfer, sell, or assign any or all Intellectual Property Collateral in the Event of Default

10.         Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a)          A default occurs under any obligation owed by Borrower or any Guarantor to the Secured Party under the Loan Agreement or any document or instrument evidencing the Secured Obligations; or

(b)          Any Grantor breaches any warranty or agreement made by such Grantor in this Agreement and such warranty or agreement is not capable of being cured by such Grantor or, if such warranty or agreement is capable of being cured by such Grantor, it is not cured within ten (10) business days of such breach.

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11.         Remedies. Upon the occurrence and continuance of an Event of Default, the Secured Party shall have the right to exercise all the remedies of a secured party under the Uniform Commercial Code, including, but not limited to, the right to require the applicable Grantor to assemble the Intellectual Property Collateral and any tangible property in which the Secured Party have a security interest and to make it available to the Secured Party at a place designated by the Secured Party and also may (i) require such Grantor to, and Grantors hereby agree that they will at their expense and upon request of the Secured Party forthwith, assemble all or part of the documents embodying the Intellectual Property Collateral as directed by the Secured Party and make both available to the Secured Party, at a place to be designated by the Secured Party that is reasonably convenient to both the Secured Party and such Grantor, (ii) occupy any premises owned or leased by such Grantor where documents embodying such Intellectual Property Collateral or any part thereof are assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under applicable law, without obligation to such Grantor in respect of such occupation, and (iii) without notice except as specified below, sell or assignsuch Intellectual Property Collateral or any part thereof at public or private sale in a commercially reasonable manner, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Each Grantor agrees that at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of the Intellectual Property Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Secured Party shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit the Secured Party to exercise their rights and remedies upon the occurrence of an Event of Default. Such Grantor will pay any reasonable expenses (including, but not limited to, reasonable attorneys’ fees) incurred by the Secured Party in connection with the exercise of any of the Secured Party’s rights hereunder, including, but not limited to, any expense incurred in disposing of the Intellectual Property Collateral. The cash proceeds received by the Secured Party in respect of any such sale are to be applied, first, to the payment of any expenses incurred by the Secured Party in connection with the exercise of any of its rights hereunder and to the payment of expenses that are the responsibility of such Grantor pursuant to other provisions of this Agreement (to the extent that they are then unpaid), second, to the payment of the Secured Obligations, and third, the remaining proceeds, if any, are to be paid over to such Grantor. All of the Secured Party’s rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

12.         Indemnity. Each Grantor agrees to defend, indemnify and hold harmless the Secured Party and their owners, directors, officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other parties in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by the Secured Party as a result of or in any way arising out of transactions between the Secured Party and such Grantor, under this Agreement or otherwise relating to the Intellectual Property Collateral (including, but not limited to, reasonable attorneys fees and reasonable expenses), including, but not limited to, all losses or expenses arising out of any defect or malfunction in any product manufactured, promoted or sold by such Grantor in connection with any Copyright, Patent or Trademark. Notwithstanding the foregoing, the Grantor shall have no obligations pursuant to this Section 12 for losses, claims, liabilities, demands or expenses to the extent the same result from the Secured Party’s gross negligence or willful misconduct.

13.         Fees and Expenses. Each party shall bear its own expenses in connection with the negotiation, drafting and execution of this Agreement, except that Borrower shall bear the reasonable legal fees of counsel to the Secured Party in connection therewith. The Borrower shall bear the expenses associated with all filings contemplated hereby.

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14.         Confidentiality. In handling any information of a confidential nature that comes into its possession pursuant to the rights granted to it by this Agreement (“Confidential Information”), the Secured Party shall exercise the same degree of care that they exercise in respect of their own confidential information. The foregoing sentence shall not be deemed to prohibit disclosure of Confidential Information (a) to prospective assignees or transferees of the rights and obligations of the Secured Party under this Agreement or (b) as the Secured Party reasonably determine appropriate in exercising the remedies provided to them in this Agreement.

15.         Termination and Reassignment. Upon the date on which a Grantor shall completely satisfy all of its obligations to the Secured Party, the collateral assignment and security interest granted hereunder with respect to that Grantor shall be deemed of no further force or effect and the Secured Party shall execute and deliver to such Grantor all termination statements, deeds, amendments on UCC-3, assignments, and other instruments as may be necessary or proper to reinvest in such Grantor full title to the property assigned hereunder, subject to any permitted disposition thereof which may have been made by the Secured Party pursuant hereto.

16.         Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

17.         Additional Collateral. If any Grantor shall acquire or hold any additional material Patents, Trademarks, Copyrights or other collateral not listed on Schedules A, (any such Patents, Trademarks, Copyrights or other collateral being referred to herein as the “Additional Collateral”), such Grantor shall promptly deliver to the Secured Party a revised Schedule A hereto, as applicable, reflecting the ownership and pledge of such Additional Collateral. Such Grantor shall comply with the requirements of this Section 17 promptly following the acquisition of any such Additional Collateral.

18.         Attorneys’ Fees. If any action relating to this Agreement is brought by any of the parties hereto against the other parties, the prevailing parties shall be entitled to recover reasonable attorneys’ fees, costs and disbursements.

19.         Amendments. Except as otherwise expressly provided herein, this Agreement may be amended only by a written instrument signed by the parties hereto.

20.         Counterparts. This Agreement may be executed (including by way of facsimile transmission) in one or more counterparts, each of which when executed shall be deemed an original but all of which taken together shall constitute one and the same instrument.

21.         Severability. Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any provision of this Agreement shall not affect the validity or legality of any other provision hereof.

22.         Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

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23.         Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

24.         Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

25.         Assignment. The Secured Party may assign or otherwise transfer their rights and obligations hereunder to any other person or entity in connection with an assignment or other transfer of its rights and assumptions of its obligations pursuant to an agreement in form and substance reasonably satisfactory to the Borrower, and, in such event, the assignee shall be entitled, upon notifying the Borrower and delivering to the Borrower evidence of such agreement, to the rights of the Secured Party hereunder and shall be liable for all of the obligations of the Secured Party hereunder. No Grantor may assign or otherwise transfer any of its respective rights or obligations hereunder except in connection with a sale of substantially all of the assets then comprising such Grantor’s business, or on a merger, consolidation or similar transaction involving the Grantor, but in each such case only with the prior written consent of the Secured Party (which consent shall not be unreasonably withheld or delayed).

26.         Additional Financing. The Borrower may require additional financing from time to time after the date hereof (the “Additional Financing”) to fund its working capital requirements. If and to the extent the Additional Financing is provided by the Secured Party only, the Secured Obligations shall be deemed to include the principal amount of such Additional Financing, together with interest and costs. If and to the extent the Additional Financing is provided by persons other than the Secured Party, the Intellectual Property Collateral may not be encumbered by Grantor without the prior written consent of the Secured Party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BORROWER:

ACORN ENERGY, INC.

By:
Name:
Title:
Address:

GRANTORS:

OMNIMETRIX, LLC

By:
Name:
Title:
Address:

GRIDSENSE, INC.

By:
Name:
Title:
Address:

SECURED PARTY:

LEAP TIDE CAPITAL PARTNERS III, LLC

Name:
Title:
Address:

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SCHEDULE A

GridSense Inc. Intellectual Property

The GridSense Trademark

Serial #85691621

Registration # 4312486

TransformerIQ Trademark

Serial# 856166898

Registration #4264029

LineIQ Trademark

Serial #85062524

Registration #3991129

DistributionIQ

Serial # 85520790

Registration #4318395

BreakerIQ

Serial #85062546

Registration #4013606

CableIQ

Serial # 85062531

Registration #3991130

OmniMetrix LLC Intellectual Property

Patents

US Patent 8,224,499 Remote annunciator issued July 17, 2012

US Patent 8,763,107 Cross-connected, server based, IP-connected, point-to-point connectivity issued June 24, 2014

Trademarks

The OmniMetrix trademark

Serial # 85957963

Registration #4574605

The OmniView Trademark

Serial #85957989

819-SU- Registration Review Complete

Status Date 2014-09-16

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